Exhibit 21.1

Subsidiaries and Equity Investments of the Registrant

Subsidiary	Jurisdiction of Organization

ARB, Inc.	California
ARB Structures, Inc.	California
ARB Chile, Ltda.	Chile
Alaska Continental Pipeline. Inc.	Delaware
All Day Electric Company, Inc. (aka Novus Electric, Inc.)	California
OnQuest Canada, ULC (formerly Born Heaters Canada)	Alberta, Canada
Cardinal Contractors, Inc.	Florida
Cardinal Mechanical, Inc.	Texas
Calidus, LLC	Nevada
Cravens Services, Inc.	Texas
Force Specialty Services, Inc.	Texas
GML Coatings, LLC	Florida
James Construction Group, LLC	Florida
Juniper Rock Corporation	California
OnQuest, Inc.	California
OnQuest Heaters, Inc.	Delaware
Primoris Aevenia, Inc.	Texas
Primoris Electric, Inc.	California
Primoris Pipeline Services Corporation	Texas
Primoris Renewables, LLC	California
Primoris Energy Services Corporation	Texas (1)
Ram-Fab, LLC	South Carolina
Q3 Contracting, Inc.	Minnesota
Rockford Corporation	Oregon
Rockford Holdings Corporation	Delaware
Rockford Pipelines Canada, Inc.	Alberta, Canada
Saxon Construction, Inc.	Texas
Stellaris, LLC	Nevada
Vadnais Trenchless Services, Inc.	California

(1)           Under a trademark license agreement, Primoris Energy Services Corporation used the tradename “Sprint Pipeline Services” during the period ending March 2015.

With the exception of Primoris Energy Services Corporation, OnQuest Canada, ULC and All Day Electric Company, Inc., the subsidiaries do not conduct business under any names other than those set forth above.

Equity Investments of the Registrant

Organization	Jurisdiction of Organization	Registrant’s Equity Interest

ARB Inc. & B&M Engineering Co — A JV	California	50%
Alvah, Inc. (a)	California	49%
Blythe Power Constructors (b)	California	50%
Carlsbad Power Constructors	California	50%
St.-Bernard Levee Partners	Delaware	30%
WesPac Energy, LLC (a)	Nevada	50%
WesPac Midstream, LLC (a)	Delaware	7.5%

(a)           This equity investment was sold during the twelve months ended December 31, 2014.

(b)           The project underlying this entity was completed and operational in 2015.

The above noted entities do not conduct business under any names other than those set forth above.